Exhibit 10.2

Execution Version

VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement (this “Agreement”), dated as of May 4, 2023, is entered into by and among Corner Growth Acquisition Corp., an exempted company limited by shares incorporated under the laws of the Cayman Islands (“CGAC”), Noventiq Holdings PLC, a company organized under the laws of the Cyprus (the “Company”), and certain of the shareholders of the Company, whose names appear on the signature pages of this Agreement (such shareholders, the “Shareholders”, and CGAC, the Company and the Shareholders, each a “Party”, and collectively, the “Parties”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company, CGAC and Corner Growth SPAC Merger Sub, Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly owned subsidiary of CGAC (“Merger Sub”), are entering into a Business Combination Agreement (as amended, supplemented, restated or otherwise modified from time to time, the “Business Combination Agreement”), pursuant to which (and subject to the terms and conditions set forth therein) Merger Sub will merge with and into the Company, with the Company continuing on as the surviving entity (“Business Combination”), and as a result of which, (i) the Company will become a wholly owned subsidiary of CGAC and (ii) each issued and outstanding security of the Company immediately prior to the Effective Time will no longer be outstanding and will automatically be cancelled and shall cease to exist, in exchange for the right to receive newly issued CGAC Ordinary Shares and certain additional securities (the “Restricted Securities”), all upon the terms and subject to the conditions set forth in the Business Combination Agreement;

WHEREAS, as of the date hereof, each Shareholder is the record and/or “beneficial owner” (as such term is used herein, within the meaning of Rule 13d-3 under the Exchange Act), and is entitled to dispose of and vote, the number of Company Shares set forth opposite such Shareholder’s name on Schedule 1 of this Agreement (collectively, with respect to each Shareholder, such Shareholder’s “Owned Shares”; and such Owned Shares, together with (1) any additional Company Shares (or any securities convertible into or exercisable or exchangeable for Company Shares) in which such Shareholder acquires record and beneficial ownership after the date hereof, including by purchase, as a result of a share dividend, share split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities and (2) any additional Company Shares with respect to which such Shareholder has the right to vote through a proxy, the “Covered Shares”); and

WHEREAS, as a condition and inducement to the willingness of CGAC and Merger Sub to enter into the Business Combination Agreement, the Company and the Shareholders are entering into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, CGAC, the Company and each Shareholder hereby agree as follows:

Section 1. Agreement to Vote. Subject to the earlier termination of this Agreement in accordance with Section 3, each Shareholder, solely in his, her or its capacity as a shareholder or proxy holder of the Company, shall, and shall cause any other holder of record of any of such Shareholder’s Covered Shares, to validly execute and deliver to the Company in respect of all of such Shareholder’s Covered Shares, on (or effective as of) the fifth (5th) Business Day following the date that the notice of Company Shareholders’ Meeting is delivered by the Company to the Company’s Shareholders, a voting proxy to be distributed in respect of all of such Shareholder’s Covered Shares. In addition, prior to the Termination Date (as defined herein), each Shareholder, in his, her or its capacity as a shareholder or proxy holder of the Company, at any other meeting of the shareholders of the Company (whether annual or extraordinary and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and in connection with any written consent of shareholders of the Company, shall, and shall cause any other holder of record of any of such Shareholder’s Covered Shares to:

(a) when such meeting is held, appear, whether in person or by proxy, at such meeting or otherwise cause the Shareholder’s Covered Shares to be counted as present thereat for the purpose of establishing a quorum;

(b) vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of such Shareholder’s Covered Shares owned or held as of the record date for such meeting (or the date that any written consent is executed by such Shareholder) in favor of the (i) Business Combination, Plan of Merger and the adoption of the Business Combination Agreement, (ii) the Transactions to which the Company will be a party and (iii) any other matters necessary or reasonably requested by the Company for consummation of the Business Combination and the other transactions contemplated by the Business Combination Agreement including those matters that are indicated as requiring Shareholders’ approval by the SEC (or staff member thereof) in its comments to the Proxy/Registration Statement or correspondence related thereto (the matters in (i), (ii) and (iii) collectively, “Company Transaction Proposals”);

(c) in any other circumstances upon which a consent or other approval is required under the Organizational Documents of the Company or otherwise sought with respect to the Business Combination Agreement or the other transactions contemplated by the Business Combination Agreement, vote, consent or approve (or cause to be voted, consented or approved) all of such Shareholder’s Covered Shares owned or held at such time in favor thereof;

(d) vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of such Shareholder’s Covered Shares against any action that would reasonably be expected to (i) materially impede, interfere with, delay, postpone or adversely affect the Business Combination or any of the other transactions contemplated by the Business Combination Agreement, (ii) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company under the Business Combination Agreement or (iii) result in a breach of any covenant, representation or warranty or other obligation or agreement of such Shareholder contained in this Agreement.

(e) Each Shareholder hereby irrevocably, to the fullest extent permitted by law, appoints the Company, or any designee of the Company, for so long as the provisions of this Section 1 remain in effect, as such Shareholder’s attorney-in-fact and proxy with full power of substitution, to vote and otherwise act (by written consent or otherwise) with respect to the Owned Shares, solely on the matters and in the manner specified in this Section 1. This proxy shall be valid for the duration of this Agreement.

(f) THE PROXIES AND POWERS OF ATTORNEY GRANTED PURSUANT TO SECTION 1(e) ARE IRREVOCABLE AND COUPLED WITH AN INTEREST. The proxies and powers of attorney shall not be terminated by any act of the Shareholder or by operation of Law, by lack of appropriate power or authority, or by the occurrence of any other event or events and shall be binding upon all successors, assigns, heirs, beneficiaries and legal representatives of the Shareholder. Each Shareholder hereby revokes all other proxies and powers of attorney on the matters specified in this Section 1 with respect to the Owned Shares that such Shareholder may have previously appointed or granted, and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by such Shareholder with respect thereto. All authority herein conferred or agreed to be conferred shall survive the death, bankruptcy or incapacity of the Shareholder and any obligation of the Shareholder under this Agreement shall be binding upon the heirs, personal representatives, and successors of the Shareholder.

Section 2. No Inconsistent Agreements. Each Shareholder hereby covenants and agrees that such Shareholder shall not (i) enter into any voting agreement or voting trust with respect to any of such Shareholder’s Covered Shares that is inconsistent with such Shareholder’s obligations pursuant to this Agreement, (ii) grant a proxy or power of attorney with respect to any of such Shareholder’s Covered Shares that is inconsistent with such Shareholder’s obligations pursuant to this Agreement, or (iii) enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

Section 3. Termination. This Agreement shall terminate upon the earliest of (i) the Effective Time, (ii) the termination of the Business Combination Agreement in accordance with its terms and (iii) the time this Agreement is terminated upon the mutual written agreement of the Company, CGAC and the Shareholder (the earliest such date under clause (i), (ii) and (iii) being referred to herein as the “Termination Date”) and the representations, warranties, covenants and agreements contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the Closing or the termination of this Agreement; provided, that the provisions set forth in Section 10 through Section 23 shall survive the termination of this Agreement.

Section 4. Representations and Warranties of the Shareholders. Each Shareholder hereby represents and warrants (severally, and not jointly, as to itself only) to CGAC as follows:

(a) Except as disclosed on Schedule 2 hereto, such Shareholder is the sole beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good, valid and marketable title to or has a valid proxy to vote such Shareholder’s Covered Shares, free and clear of any liens (other than as created by this Agreement or the Organizational Documents of the Company). As of the date hereof, other than the Owned Shares set forth opposite such Shareholder’s name on Schedule 1, such Shareholder does not own beneficially or of record any Company Shares (or any securities convertible into Company Shares) or any interest therein.

(b) Such Shareholder, in each case except as provided in this Agreement or the Organizational Documents of the Company, (i) has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein whether by ownership or by proxy, in each case, with respect to such Shareholder’s Covered Shares, (ii) has not entered into any voting agreement or voting trust, and has no knowledge and is not aware of any such voting agreement or voting trust in effect with respect to any of such Shareholder’s Covered Shares that is inconsistent with such Shareholder’s obligations pursuant to this Agreement, (iii) has not granted a proxy or power of attorney with respect to any of such Shareholder’s Covered Shares that is inconsistent with such Shareholder’s obligations pursuant to this Agreement, and has no knowledge and is not aware of any such proxy or power of attorney in effect, and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement, and has no knowledge and is not aware of any such agreement or undertaking.

(c) Such Shareholder affirms that (i) if the Shareholder is a natural person, he or she has the legal capacity and all the requisite power and authority and has taken all action necessary in order to execute and deliver this Agreement, to perform his or her obligations hereunder and to consummate the transaction contemplated hereby, and (ii) if the Shareholder is not a natural person, it (A) is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of the jurisdiction of its organization, and (B) has all requisite corporate or other power and authority and has taken all corporate or other action necessary in order to, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Shareholder and, subject to the due execution and delivery of this Agreement by each other Party hereto, constitutes a legally valid and binding agreement of such Shareholder enforceable against the Shareholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws or other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies).

(d) Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by such Shareholder from, or to be given by such Shareholder to, or be made by such Shareholder with, any Governmental Authority in connection with the execution, delivery and performance by such Shareholder of this Agreement, the consummation of the transactions contemplated hereby or the Business Combination or the other transactions contemplated by the Business Combination Agreement.

(e) The execution, delivery and performance of this Agreement by such Shareholder does not, and the consummation of the transactions contemplated hereby and the Business Combination and the other transactions contemplated by the Business Combination Agreement will not, constitute or result in (i) a breach or violation of, or a default under, the Organizational Documents of such Shareholder (if such Shareholder is not a natural person), (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or acceleration of any obligations under or the creation of a Security Interest on any of the properties, rights or assets of such Shareholder pursuant to any Contract binding upon such Shareholder or, assuming (solely with respect to performance of this Agreement and the transactions contemplated hereby) compliance with the matters referred to in Section 4(d), under any applicable Law to which such Shareholder is subject or (iii) any change in the rights or obligations of any party under any Contract legally binding upon such Shareholder, except, in the case of clause (ii) or (iii) directly above, for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair such Shareholder’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby, the consummation of the Business Combination or the other transactions contemplated by the Business Combination Agreement.

(f) As of the date of this Agreement, there is no Action pending against such Shareholder or, to the knowledge of such Shareholder, threatened against such Shareholder that, in any manner, questions the beneficial or record ownership of the Shareholder’s Covered Shares or the validity of this Agreement, or challenges or seeks to prevent, enjoin or materially delay the performance by such Shareholder of its obligations under this Agreement.

(g) The Shareholder is a sophisticated shareholder and has adequate information concerning the business and financial condition of CGAC and the Company to make an informed decision regarding this Agreement and the other transactions contemplated by the Business Combination Agreement and has independently, based on such information as the Shareholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. The Shareholder acknowledges that CGAC and the Company have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. The Shareholder acknowledges that the agreements contained herein with respect to the Covered Shares held by the Shareholder are irrevocable.

(h) Such Shareholder understands and acknowledges that CGAC is entering into the Business Combination Agreement in reliance upon such Shareholder’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of such Shareholder contained herein.

(i) No investment banker, broker, finder or other intermediary is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission for which CGAC or the Company is or could be liable in connection with the Business Combination Agreement or this Agreement or any of the respective transactions contemplated hereby or thereby, in each case based upon arrangements made by such Shareholder in his, her or its capacity as a shareholder or, to the knowledge of such Shareholder, on behalf of such Shareholder in his, her or its capacity as a shareholder.

(j) Such Shareholder is not, nor is owned or controlled by or acting on behalf of, nor is represented by any authorized person who is, a Prohibited Person.

Section 5. Certain Covenants of the Shareholders. Except in accordance with the terms of this Agreement, each Shareholder hereby covenants and agrees as follows:

(a) No Solicitation. Subject to Section 7 hereof, prior to the Termination Date, the Shareholder shall not, and, to the extent applicable, shall cause its Affiliates not to, and shall use its reasonable best efforts to cause its and their respective Representatives not to, directly or indirectly, (i) solicit, initiate, submit, facilitate (including by means of furnishing or disclosing information), discuss or negotiate, any inquiry, proposal or offer (written or oral) with any third-party (including any Competing SPAC) with respect to a Company Acquisition Proposal, (ii) furnish or disclose any non-public information to any third-party (including to any Competing SPAC) in connection with or that could reasonably be expected to lead to a Company Acquisition Proposal, (iii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Company Acquisition Proposal, (iv) enter into any agreement, arrangement or understanding with any third party (including a Competing SPAC) regarding a Company Acquisition Proposal, or (v) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person to do or seek to do any of the foregoing. Notwithstanding anything in this Agreement to the contrary, (i) such Shareholder shall not be responsible for the actions of the Company or the Company Board (or any committee thereof), any other Group Company, or any officers, directors (in their capacity as such), employees and professional advisors of any of the foregoing (collectively, the “Company Affiliated Parties”), (ii) such Shareholder makes no representations or warranties with respect to the actions of any of the Company Affiliated Parties, and (iii) any breach by the Company of its obligations under Section 6.3 of the Business Combination Agreement shall not be considered a breach of this Section 5(a) (it being understood that, for the avoidance of doubt, such Shareholder or his, her or its representatives (other than any such representative that is a Company Affiliated Party) shall remain responsible for any breach by such Shareholder or his, her or its representatives of this Section 5(a)). Each Shareholder is entering into this Agreement solely in its capacity as the record or beneficial owner of Company Shares and nothing herein is intended to or shall limit or affect any actions taken by a Shareholder or any of Shareholder’s designees serving in his or her capacity as a director of the Company (or a Subsidiary of the Company). The taking of any actions (or failures to act) by such Shareholder or Shareholder’s designees serving as a director of the Company (in such capacity as a director) shall not be deemed to constitute a breach of this Agreement.

(b) Each Shareholder shall not, prior to the Termination Date, (except in each case pursuant to the Business Combination Agreement), (i) directly or indirectly, (a) sell, transfer, pledge, encumber, assign, hedge, swap, convert or otherwise dispose of (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of Law or otherwise, either voluntarily or involuntarily (collectively, “Transfer”) any of such Shareholder’s Covered Shares, or (b) enter into any Contract or option with respect to the Transfer of, any of such Shareholder’s Covered Shares, or (ii) publicly announce any intention to effect any transaction specified in clauses (a) or (b), or (iii) take any action that would make any representation or warranty of such Shareholder contained herein untrue or incorrect or have the effect of preventing or disabling such Shareholder from performing its obligations under this Agreement; provided, however, that nothing herein shall prohibit a Permitted Transfer; provided, further, that any Permitted Transfer shall be permitted only if, as a precondition to such Transfer, the transferee agrees in writing, reasonably satisfactory in form and substance to the Company and CGAC, to assume all of the obligations of the Shareholder under, and be bound by all of the terms of, this Agreement; provided, further, that any Transfer permitted under this Section 5(b) shall not relieve the Shareholder of its obligations under this Agreement. Any Transfer in violation of this Section 5(b) with respect to the Shareholder’s Covered Shares shall be null and void ab initio and the Company shall be entitled to refuse to recognize any such purported transferee of the Covered Shares as one of its equity holders for any purpose. For the purposes of this Agreement, the term “Permitted Transfer” means a Transfer made: (i) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family or an Affiliate of such individual, or to a charitable organization; (ii) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; (iii) in the case of an individual, pursuant to a qualified domestic relations order; (iv) if the Shareholder is not a natural person, by pro rata distribution by the Shareholder to its members, current and former general and limited partners, or shareholder pursuant to the Shareholder’s Organizational Documents or related agreements as in effect from time to time; or (v) by virtue of applicable Law or the Shareholder’s Organizational Documents upon liquidation or dissolution of the Shareholder.

(c) Each Shareholder agrees not to commence, join in, facilitate, assist or encourage, and agree to take all actions necessary to opt out of any class in any class action with respect to any claim, derivative or otherwise, against the Company, CGAC or Merger Sub, or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement, or (b) alleging a breach of fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Business Combination Agreement. Such Shareholder hereby irrevocably waives, and agrees not to exercise or assert, any dissenters’ rights under Section 238 of the Cayman Companies Act and any other similar statute in connection with the Merger and the Business Combination Agreement.

(d) Each Shareholder hereby authorizes the Company to maintain a copy of this Agreement at either the executive office or the registered office of the Company.

Section 6. Lock Up.

(a) Each Shareholder hereby agrees not to Transfer any of the Restricted Securities from and after the Closing and until the earlier of (i) the six (6) month anniversary of the Closing Date and (ii) the date following the Closing Date on which CGAC completes a Liquidity Event (such earlier date, the “Lock-Up Period”). For the purposes of this Agreement, the term “Liquidity Event” means a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of CGAC’s shareholders having the right to exchange their shares of CGAC for cash, securities or other property.

(b) The restrictions set forth in this Section 6 shall not apply to any Transfer of any or all of the Restricted Securities owned by a Shareholder made in respect of a Permitted Transfer; provided, that in case of a Permitted Transfer during the Lock-Up Period, it shall be a condition to such Transfer that the transferee executes and delivers to CGAC an agreement, in a form that is reasonably satisfactory to CGAC, stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement applicable to such Shareholder, and there shall be no further Transfer of such Restricted Securities except in accordance with this Agreement.

(c) If any Transfer of Restricted Securities is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be null and void ab initio, and CGAC shall be entitled to refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose.

(d) During the Lock-Up Period, stop transfer orders shall be placed against the Restricted Securities and each certificate or book entry position statement evidencing any Restricted Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A VOTING AND SUPPORT AGREEMENT, DATED AS OF MAY 4, 2023, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”), THE ISSUER’S SECURITY HOLDER NAMED THEREIN AND CERTAIN OTHER PARTIES NAMED THEREIN. A COPY OF SUCH VOTING AND SUPPORT AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(e) For the avoidance of any doubt, (i) each Shareholder shall retain all of its rights as a shareholder of CGAC during the Lock-Up Period, including the right to vote, and to receive any dividends and distributions in respect of, any Restricted Securities, and (ii) the restrictions contained in this Section 6 shall not apply to any CGAC Ordinary Share or other securities of CGAC acquired by each Shareholder in open market transactions or to any CGAC Ordinary Shares (or other securities of CGAC) other than the Restricted Securities.

Section 7. Further Assurances. From time to time, at CGAC’s request and without further consideration, each Shareholder shall (i) execute and deliver such additional documents and take all such further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the transactions contemplated by the Business Combination Agreement, this Agreement and the Company Transaction Proposals and (ii) refrain from exercising any veto right, consent right or similar right (whether under the Organizational Documents of the Company or the Cayman Act) which would prevent, impede or, in any material respect, delay or adversely affect the consummation of the Business Combination or any other Transaction.

Section 8. Disclosure. Such Shareholder hereby authorizes the Company and CGAC to publish and disclose in any announcement or disclosure required by the SEC, or to include in any document or information required to be filed with or furnished to the SEC or Nasdaq such Shareholder’s identity and ownership of the Covered Shares and the nature of such Shareholder’s obligations under this Agreement.

Section 9. Changes in Capital Shares. In the event (i) of a share split, share dividend or distribution, or any change in Company Shares by reason of any split-up, reverse share split, recapitalization, combination, reclassification, exchange of shares or the like, (ii) the Shareholder purchases or otherwise acquires beneficial ownership of any Company Shares or (iii) the Shareholder acquires the right to vote or share in the voting of any Company Shares, the terms “Owned Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such share dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

Section 10. Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by CGAC, the Company and the applicable Shareholder.

Section 11. Waiver. No failure or delay by any Party exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a Party hereto to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such Party.

Section 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by email (with confirmation of receipt) or sent by a nationally recognized overnight courier service, such as FedEx, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice made pursuant to this Section 12):

if to the Shareholder, to the address or email address set forth opposite such Shareholder’s name on Schedule 1, or in the absence of such address or email address being set forth on Schedule 1, the address (including email) set forth in the Company’s books and records.

if to the Company, to it at:

Noventiq PLC

26-28 Hammersmith Grove,

London, W6 7HA

Attn: Warren Davies

Email: warren.davies@noventiq.com

with a copy (which shall not constitute notice) to:

Allen & Overy LLP

1221 Avenue of Americas

New York, NY 10020

Attention: Stephen Besen and Jeffrey Pellegrino

Email: Stephen.Besen@AllenOvery.com and

Jeffrey.Pellegrino@AllenOvery.com

and

Allen & Overy LLP

One Bishops Square

London E1 6AD

Attention: James Roe

Email: James.Roe@AllenOvery.com

if to CGAC, to it at:

Corner Growth Acquisition Corp.

251 Lytton Avenue, Suite 200

Palo Alto, CA 94301

Attn: Jerry Letter, Chief Financial Officer

Email: Jerry@cornercapitalmgmt.com

with a copy (which shall not constitute notice) to:

Reitler Kailas & Rosenblatt LLP

885 Third Avenue – 20th Floor

New York, NY 10022

Attention: John F.F. Watkins

Email: JWatkins@Reitlerlaw.com:

Section 13. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company or CGAC any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares or Restricted Securities of the Shareholder. All rights, ownership and economic benefits of and relating to the Covered Shares or Restricted Securities of the Shareholder shall remain vested in and belong to the Shareholder, and the Company or CGAC shall have no authority to direct the Shareholder in the voting or disposition of any of the Shareholder’s Covered Shares or Restricted Securities, except as otherwise provided herein.

Section 14. Entire Agreement; Time of Effectiveness. This Agreement and the Business Combination Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof and thereof. This Agreement shall not be effective or binding upon the Shareholder until after such time as the Business Combination Agreement is executed and delivered by the Company and CGAC.

Section 15. No Third-Party Beneficiaries. The Shareholder hereby agrees that its representations, warranties and covenants set forth herein are solely for the benefit of the Company and CGAC in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein, and the Parties hereby further agree that this Agreement may only be enforced against, and any Action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the Persons expressly named as Parties.

Section 16. Waiver and Release. Effective immediately upon the Closing, the Shareholder, on behalf of itself and its Affiliates and their respective Representatives, and each of their respective successors and assigns (each a “Shareholder Releasor”), hereby irrevocably releases, waives, acquits and forever discharges, to the fullest extent permitted by Law, the Company and each of its respective present and future subsidiaries, Affiliates, representatives, direct and indirect equity holders, officers, directors and employees (each, a “Releasee”) of, from and against any and all proceedings, rights, and causes of action arising out of (i) the Shareholder’s direct or indirect ownership of equity interests in the Company or the Shareholder’s capacity as an equityholder of the Company, in each case, on or prior to the Closing, whether or not such right has been exercised, and (ii) the management or operation of the businesses of the Company relating to any matter, occurrence, action or activity on, or prior to, the Closing Date (collectively, “Shareholder Claims”); provided, that nothing contained in this paragraph shall extend to any claims, rights, proceedings, liabilities, obligations, causes of action or losses in connection with (i) any representations, warranties, obligations, covenants, agreements and liabilities under this Agreement or any other agreement entered into in connection with the Business Combination Agreement which survives the Closing and any obligations to make any payment to the Shareholder under such agreements and (ii) any employment agreement for individuals continuing to be employed by the Surviving Entity or any of its Subsidiaries following the Closing, or any rights to compensation that the Shareholder (who is a natural person) may be entitled to under employment or other service agreements entered into (or compensation or benefit plans, programs or policies of) with any Group Company in the ordinary course of business. Each Shareholder Releasor shall not, and shall cause its equity holders, subsidiaries, Affiliates and Representatives, and each of their respective successors and assigns, not to, assert any Shareholder Claim against any of the Releasees that is released pursuant to this Section 16. Notwithstanding the foregoing, no Shareholder Releasor releases any of its express rights under the Business Combination Agreement or any other Transaction Document. This release is intended to be a complete and general release with respect to the Shareholder Claims, and specifically includes claims that are known, unknown, fixed, contingent or conditional arising on or prior to the Closing.

Subject to the reservation of rights and the limitation of the scope of the claims released hereunder, each of the Shareholder Releasors for itself and for its respective Subsidiaries, Affiliates, Representatives, direct and indirect equityholders, parent companies, managers, officers and directors, and each of their respective successors and assigns, expressly acknowledges that with respect to the release of known or unknown Shareholder Claims, each Shareholder Releasor is aware that it may hereafter discover facts in addition to or different from those which it now knows or believes to be true with respect to the subject matter in this section, and the releases herein are binding and effective notwithstanding the discovery or existence of any such additional or different facts.

Section 17. Governing Law and Venue; Service of Process; Waiver of Jury Trial.

(a) This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflicts of laws to the extent such principles or rules are not mandatorily applicable and would require or permit the application of the Laws of another jurisdiction other than the State of Delaware.

(b) In addition, each of the Parties (i) consents to submit itself, and hereby submits itself, to the personal jurisdiction of the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction, any state or federal court located in the State of Delaware having subject matter jurisdiction, in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and agrees not to plead or claim any objection to the laying of venue in any such court or that any judicial proceeding in any such court has been brought in an inconvenient forum, (iii) shall not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction, any state or federal court located in the State of Delaware having subject matter jurisdiction, and (iv) consents to service of process being made through the notice procedures set forth in Section 12.

(c) EACH OF THE PARTIES HEREBY KNOWINGLY, INTENTIONALLY, VOLUNTARILY AND IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 18. Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall (a) be assigned by any of the Shareholders in whole or in part (whether by operation of Law or otherwise) without the prior written consent of CGAC and the Company or (b) be assigned by CGAC or the Company in whole or in part (whether by operation of law or otherwise) without the prior written consent of (i) the Company or CGAC, respectively, and (ii) the applicable Shareholder. Any such assignment without such consent shall be null and void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

Section 19. Enforcement. The rights and remedies of the Parties shall be cumulative with and not exclusive of any other remedy conferred hereby. The Parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, including each Shareholder’s obligations to vote its Covered Shares as provided in this Agreement, in the Court of Chancery of the State of Delaware or, if under applicable law exclusive jurisdiction over such matter is vested in the federal courts, any state or federal court located in the State of Delaware, without proof of actual damages or otherwise (and each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity.

Section 20. Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms and provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, so long as the economic and legal substance of the transactions contemplated hereby, taken as a whole, are not affected in a manner materially adverse to any Party hereto. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 21. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, it being understood that each Party need not sign the same counterpart. This Agreement shall become effective when each Party shall have received a counterpart hereof signed by all of the other parties. Signatures delivered electronically or by facsimile shall be deemed to be original signatures.

Section 22. Interpretation and Construction. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. References to Sections are to Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. The definitions contained in this Agreement are applicable to the masculine as well as to the feminine and neuter genders of such term. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute and to any rules or regulations promulgated thereunder. References to any person include the successors and permitted assigns of that person. References from or through any date mean, unless otherwise specified, from and including such date or through and including such date, respectively. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

Section 23. Capacity as a Shareholder or Proxyholder. Notwithstanding anything herein to the contrary, the Shareholder or proxy holder signs this Agreement solely in the Shareholder’s or Proxy holder’s capacity as a shareholder or proxy holder of the Company, and not in any other capacity and this Agreement shall not limit, prevent or otherwise affect the actions of the Shareholder, proxy holder or any Affiliate, employee or designee of the Shareholder or proxy holder, or any of their respective Affiliates in his or her capacity, if applicable, as an officer or director of the Company (or any Subsidiary of the Company) or any other Person, including in the exercise of his or her fiduciary duties as a director or officer of the Company or any Subsidiary of the Company. No Shareholder shall be liable or responsible for any breach, default, or violation of any representation, warranty, covenant or agreement by any other Shareholder that is also a Party hereto and each Shareholder shall solely be required to perform its obligations hereunder in its individual capacity.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

CORNER GROWTH ACQUISITION CORP.

By:	/s/ Marvin Tien
Name: Marvin Tien
Title: CEO

NOVENTIQ HOLDINGS PLC

By:	/s/ Hervé Tessler
Name: Hervé Tessler
Title: CEO

Signature Blocks for Voting and Support Agreement

BROADREACH LIMITED

By:	/s/ Christian Falle and Dominique Burnett
Name: Christian Falle and Dominique Burnett
Title: Authorized Signatory
Address for Notice:
2nd Floor, The Le Gallais Building 54 Bath Street, St. Helier, Jersey,
JE1 1FW

DA VINCI CAPITAL GROUP LTD.

By:	/s/ Dennis Fuller
Name: Dennis Fuller
Title: Director

Address for Notice:
Marcy Building, 2nd Floor
Purcell Estate
PO Box 2416
Road Town, Tortola VG 1110, British Virgin Islands
E-mail: notices@dvcap.com

INVESTMENT PARTNERSHIP DA VINCI PRE-IPO FUND
Acting by its managing partner, OOO Stravinsky Capital UT

By:	/s/ Arthur Valiullin
Name:	Arthur Valiullin
Title:	General Director

Address for Notice: Presnenskaya nab., 6 Bldg. 2, Floor 13, Office 1-25-2 123112 Moscow, Russian Federation E-mail: notices@dvcap.com

DA VINCI PRIVATE EQUITY FUND II L.P.
Acting by its general partner, Da Vinci Capital Management GP Limited

By:	/s/ Alan Mark Tanguy
Name:	Alan Mark Tanguy
Title:	Director

Address for Notice: c/o Da Vinci Capital Management Limited PO Box 343 Obsidian House Rue d’Aval Vale GY1 3UR, Guernsey E-mail: notices@dvcap.com

SGI GROUP LIMITED

By:	/s/ Igor Borovikov
Name: Igor Borovikov
Title: CEO
Address for Notice: igor.borovikov@softline.com